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                                                           EXHIBIT 11

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (dollars in thousands, except per share data)

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                                                          FISCAL YEAR ENDED
                                                   -------------------------------

                                                   Nov. 30,     Dec.2,      Dec.3,
PRIMARY                                               1996       1995        1994
-------                                               ----       ----        ----

Income (loss) from continuing operations            $8,399     $7,504     $(2,172)
                                                    ------     ------     --------
                                                    ------     ------     --------
Net income                                          $7,856    $11,189      $1,152
                                                    ------     ------     --------
                                                    ------     ------     --------
Weighted average common shares outstanding
in the 4th quarter                               4,512,000  4,385,000   4,308,000
Net effect of dilutive stock options based on
the treasury stock method using average
market price                                       174,000    215,000           -
                                                  --------   --------    --------
Weighted average common shares and
equivalents outstanding:      4th quarter        4,686,000  4,600,000   4,308,000
                              3rd quarter        4,678,000  4,538,000   4,308,000
                              2nd quarter        4,669,000  4,312,000   4,308,000
                              1st quarter        4,622,000  4,308,000   4,308,000
                                                 ---------  ---------   ---------
                                                18,655,000 17,758,000  17,232,000
Divided by                                               4          4           4
                                                ---------- ----------  ----------

Total                                            4,664,000  4,440,000   4,308,000
                                                ---------- ----------  ----------
                                                ---------- ----------  ----------

Income (loss) per common share from continuing
operations                                           $1.80      $1.69     $(0.50)
                                                     -----      -----     -------
                                                     -----      -----     -------
Net income per common share                          $1.68      $2.52       $0.27
                                                     -----      -----       -----
                                                     -----      -----       -----

FULLY DILUTED
-------------

Income (loss) from continuing operations            $8,399     $7,504    $(2,172)
                                                    ------     ------    --------
                                                    ------     ------    --------
Net income                                          $7,856    $11,189      $1,152
                                                    ------    -------      ------
                                                    ------    -------      ------
Weighted average common shares outstanding in
the 4th quarter                                  4,512,000  4,385,000   4,308,000
Net effect of dilutive stock options based on
the treasury stock method using ending market
price                                              176,000    228,000           -
                                                   -------    -------    --------
Weighted average common shares and
equivalents outstanding:      4th quarter        4,688,000  4,613,000   4,308,000
                              3rd quarter        4,682,000  4,559,000   4,308,000
                              2nd quarter        4,669,000  4,312,000   4,308,000
                              1st quarter        4,646,000  4,308,000   4,308,000
                                                 ---------  ---------   ---------
                                                18,685,000 17,792,000  17,232,000
Divided by                                               4          4           4
                                                 ---------  ---------   ---------

Total                                            4,671,000  4,448,000   4,308,000
                                                 ---------  ---------   ---------
                                                 ---------  ---------   ---------

Income (loss) per common share from
continuing operations                                $1.80      $1.69      $(0.50)
                                                     -----      -----      -------
                                                     -----      -----      -------
Net income per common share                          $1.68      $2.52       $0.27
                                                     -----      -----       -----
                                                     -----      -----       -----
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